Exhibit 3.2 (ii)

AMENDED AND RESTATED BYLAWS OF SOLERA NATIONAL BANCORP, INC.

(effective July 25, 2013)

SOLERA NATIONAL BANCORP, INC.

BYLAWS

ARTICLE I
OFFICES

Section 1. Registered Office. The registered office shall be 3500 South Dupont Highway, City of Dover, County of Kent, State of Delaware.

Section 2. Other Offices. The corporation may also have offices at such other places, either within or without the State of Delaware, as the board of directors may from time to time determine or as the business of the corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. All meetings of the stockholders shall be held at the office of the corporation or at such other places as may be fixed from time to time by the board of directors, either within or without the State of Delaware, and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meeting. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held on such date, and at such time and place, as may be designated by the board of directors.

Section 3. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 4. Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the place, date and hour of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 5. Special Meetings. A special meeting of the stockholders, other than those required by statute, may be called at any time by the (i) board of directors acting pursuant to a resolution adopted by a majority of the board of directors, or (ii) by holders of thirty-three and one-third percent (33⅓%) or more of the outstanding shares of the corporation. A special meeting may not be called by any other person or persons. The notice of a special meeting shall include the purpose for which the meeting is called. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or with the advice and consent of the board of directors. A special meeting requested by stockholders shall be held at such date, time and place within or without the state of Delaware as may be fixed by the board of directors; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after the request to call the special meeting is received by the corporation. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if the board of directors has called or calls for an annual meeting of the stockholders to be held within ninety (90) days after the corporation receives the request for the special meeting and the board of directors determines in good faith that the business of such annual meeting includes (among other matters properly brought before the annual meeting) the business that would have been conducted at such special meeting.

Section 6. Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be provided not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice.

Section 7. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8. Order of Business. At each meeting of the stockholders, one of the following persons, in the order in which they are listed (and in the absence of the first, the next, and so on), shall serve as chairman of the meeting: chairman of the board, president, vice presidents (in the order of their seniority if more than one) and secretary. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

Section 9. Majority Vote. Except as otherwise provided in the certificate of incorporation, these bylaws or by law, a majority of voting power present shall decide any matter properly before the stockholders at a meeting at which a quorum is present, except that directors shall be elected by plurality of the votes actually cast.

Section 10. Method of Voting. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

Section 11. Stockholder Action by Written Consent Without a Meeting. Subject to the rights of the holders of the shares of any series of Preferred Stock or any other class of stock or series thereof having a preference over the Common Stock as dividend or upon liquidation, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.

Section 12. Advance Notice Procedures.

(i) Advance Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the corporation's proxy materials with respect to such meeting, (B) by or at the direction of the board of directors, or (C) by a stockholder of the corporation who (1) is a stockholder of record at the time of the giving of the notice required by this Section 12(i) and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in this Section 12(i). In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these bylaws and applicable law. Except for proposals properly made in accordance with Rule 14a-8 under the Securities and Exchange Act of 1934 (“1934 Act”), and the rules and regulations promulgated thereunder (as so amended and inclusive of such rules and regulations), and included in the notice of meeting given by or at the direction of the board of directors, for the avoidance of doubt, clause (C) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders.

(a)For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation and such other business must be a proper subject for stockholder action.  To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the anniversary date of the previous year's annual meeting, notice by the stockholder to be timely must be so received no earlier than the close of business on the one hundred twentieth (120th) day prior to the annual meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to the annual meeting and (y) the tenth (10th) day following the date on which public announcement of the date of such meeting is first made.  For purposes of this Section 12, a “public announcement” will mean disclosure in a press release issued by the corporation or in a document publicly filed by the corporation with the Securities and Exchange Commission, or in a notice pursuant to the applicable rules of an exchange or quotation system on which the securities of the corporation are listed or quoted.  In no event will the public announcement of an adjournment or postponement of a stockholders meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

(b)    To be in proper written form, a stockholder's notice to the secretary must set forth as to each matter of business the stockholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the corporation's books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below), (3) the class and number of shares of the corporation that are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, (5) any material interest of the stockholder or a Stockholder Associated Person in such business, and (6) a statement whether either such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation's voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (6), a “Business Solicitation Statement”). In addition, to be in proper written form, a stockholder's notice to the secretary must be supplemented not later than ten days following the record date for the notice of the meeting, and to disclose the information contained in clauses (3) and (4) above as of the record date for notice of the meeting. For purposes of this Section 12, a “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).

(c)    Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 12(i) and, if applicable, Section 12(ii). In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 12(i), and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted.

(ii) Advance Notice of Director Nominations at Annual Meetings. Nominations, other than those made by or at the direction of the board of directors, will be made pursuant to timely notice in writing to the secretary of the corporation in accordance with the time periods described in Section 12(i)(a) in the case of an annual meeting and Section 12(iii) in the case of a special meeting.

(a)    To be in proper written form, such stockholder's notice to the secretary must set forth:

(1) as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (E) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (F) a written statement executed by the nominee acknowledging that as a director of the corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the corporation and its stockholders, and (G) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election or re-election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation the nominee's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected or re-elected, as the case may be); and

(2) as to such stockholder giving notice, (A) the information required to be provided pursuant to clauses (2) through (5) of Section 12(i)(b) above, and the supplement referenced in the second sentence of Section 12(i)(b) above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (B) a statement whether either such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the corporation's voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect or re-elect such nominee(s) (such information provided and statements made as required by clauses (A) and (B) above, a “Nominee Solicitation Statement”).

(b)    At the request of the board of directors, any person nominated by a stockholder for election or re-election as a director must furnish to the secretary of the corporation (1) that information required to be set forth in the stockholder's notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person's nomination was given, (2) such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director or audit committee financial expert of the corporation under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the corporation and (3) that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such stockholder's nomination shall not be considered in proper form pursuant to this Section 12(ii).

(c)    Without exception, no person shall be eligible for election or re-election as a director of the corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 12(ii). In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.

(iii) Advance Notice of Director Nominations for Special Meetings.

(a) For a special meeting of stockholders at which directors are to be elected or re-elected, nominations of persons for election or re-election to the board of directors shall be made only (1) by or at the direction of the board of directors or (2) by any stockholder of the corporation who (A) is a stockholder of record at the time of the giving of the notice required by this Section 12(iii) and on the record date for the determination of stockholders entitled to vote at the special meeting and (B) delivers a timely written notice of the nomination to the secretary of the corporation that includes the information set forth in Sections 12(ii)(b) and (ii)(c) above. To be timely, such notice must be received by the secretary at the principal executive offices of the corporation not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected or re-elected at such meeting. A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (i) by or at the direction of the board of directors or (ii) by a stockholder in accordance with the notice procedures set forth in this Section 12(iii). In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

(b) The chairperson of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the meeting, and the defective nomination or business shall be disregarded.

(iv) Other Requirements and Rights. In addition to the foregoing provisions of this Section 12, a stockholder must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12, including, with respect to business such stockholder intends to bring before the annual meeting that involves a proposal that such stockholder requests to be included in the corporation's proxy statement, the requirements of Rule 14a-8 (or any successor provision) under the 1934 Act. Nothing in this Section 12 shall be deemed to affect any right of the corporation to omit a proposal from the corporation's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act.
Section 13. Record Dates. In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.
If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however , that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of Section 213 of the Delaware General Corporation Law and this Section 2.13 at the adjourned meeting.
In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

ARTICLE III
DIRECTORS

Section 1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the certificate of incorporation of the corporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 2. Number of Directors. The number of directors of the corporation shall be such number not be less than one (1) as the board of directors shall designate by resolution from time to time, except that in the absence of any such designation, such number shall be two (2). Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are chosen and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

Section 3. Election Qualification and Term of Office of Directors. Directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

Section 4. First Meetings. The first meeting of each newly elected board of directors shall be held at such place, date and hour as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the place, date and hour of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the place, date and hour so fixed by the stockholders, the meeting may be held at such place, date and hour as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

Section 5. Regular Meetings. Regular meetings of the board of directors may be held without notice at such place, date and hour as shall from time to time be determined by the board.

Section 6. Special Meetings. Special meetings of the board may be called by the chairman of the board or the president, and shall be called by the president or secretary on the written request of two directors unless the board consists of only one director, in which case special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director.

Section 7. Quorum; Majority Vote. At all meetings of the board, a majority of the entire board of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8. Action Without Meeting. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the board or committee.

Section 9. Telephone and Similar Meetings. Unless otherwise restricted by the certificate of incorporation, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 10. Notice of Meetings. Notice of regular meetings of the board of directors or of any adjourned meeting thereof need not be given. Notice of each special meeting of the board shall be given, if by mail, at least two days before the date on which the meeting is to be held or if sent by telephone, telefax, telegram or personally delivered, at least one day before the date on which the meeting is to be held. Every such notice shall state the time and place but need not state the purpose of the meeting.

Section 12. Rules and Regulations. The board of directors may adopt such rules and regulations not inconsistent with the provisions of law, the certificate of incorporation of the corporation or these bylaws for the conduct of its meetings and management of the affairs of the corporation as the board may deem proper.

Section 12. Resignations. A director of the corporation may at any time resign by giving written notice to the board of directors, the chairman of the board, the president or the secretary of the corporation. Such resignation shall take effect on the date of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 13. Removal of Directors by Stockholders. Unless otherwise restricted by law, the certificate of incorporation or these Bylaws, any director may be removed at any annual or special stockholders' meeting upon the affirmative vote of the holders of at least a majority of the outstanding shares of voting stock of the Company at that time entitled to vote thereon.

Section 14. Vacancies. Any vacancy occurring on the board of directors by reason of death, resignation, removal or otherwise, or newly created directorships resulting from an increase in the number of directors may be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the board of directors; provided however that the stockholders shall have the right, at any special meeting called from the purpose prior to such action by the board, to fill the vacancy.

Section 15. Compensation of Directors. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid compensation as director or chair of any committee and for attendance at each meeting of the board of directors. Members of special or standing committees may be allowed like compensation and payment of expenses for attending committee meetings. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 16. Committees of the Board of Directors. The board of directors may from time to time designate one or more committees of the board, each committee to consist of one or more directors of the corporation. One or more directors may be named as an alternate member to replace any absent or disqualified members. To the extent provided by resolution of the board, each committee shall have and may exercise the lawfully delegable powers of the board of directors in the management of the business and affairs of the corporation, and may have the power to authorize the seal of the corporation to be affixed to documents.

The number of members on each committee may be increased or decreased from time to time by resolution of the board of directors. Any member of any committee may be removed from such committee at any time by resolution of the board of directors. Any vacancy occurring on a committee shall be filled by the board of directors, but the president may designate another director to serve on the committee pending action of the board. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or such directors by law.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum; and, at any committee meeting at which a quorum is present, all matters shall be determined by a majority vote of the members present. Committees of the board of directors shall keep written minutes of its proceedings, a copy of which is to be filed with the secretary of the corporation, and shall report on such proceedings to the board.

ARTICLE IV
OFFICERS

Section 1. Election; Qualifications. The officers of the corporation shall be chosen by the board of directors and may be a president, one or more vice presidents, a secretary and a treasurer. The board of directors may also choose a chairman of the board, one or more assistant secretaries and assistant treasurers and such other officers and agents as it shall deem necessary. Any number of offices may be held by the same person, unless the certificate of incorporation otherwise provides.

Section 2. Compensation of Officers and Agents. The salaries of all officers and agents of the corporation shall be fixed by the board of directors. The board of directors shall have the power to enter into contracts for the employment and compensation of officers on such terms as the board of directors deems advisable. No officer shall be disqualified from receiving a salary or other compensation by reason of the fact that he is also a director of the corporation.

Section 3. Term; Removal. The officers of the corporation shall hold office until the next annual election of officers and until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

Section 4. Resignation. Subject at all times to the right of removal as provided in these bylaws, any officer may resign at any time by giving notice to the board of directors, the president or the secretary of the corporation. Any such resignation shall take effect at the date of such notice or at any later date specified therein; provided that the president or, in the event of the resignation of the president, the board of directors, may designate an effective date for such resignation which is earlier than the date specified in such notice but which is not earlier than the date of such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Vacancies. A vacancy in any office because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these bylaws for election to such office.

Section 6. Chairman of the Board. The chairman of the board shall, if there be such an officer, preside at meetings of the board of directors and meetings of the stockholders. The chairman of the board shall counsel with and advise the president and perform such other duties as the board may from time to time determine. Except as otherwise provided by resolution of the board of directors, the chairman of the board shall be ex-officio a member of all committees of the board.

Section 7. President. The president shall be the chief executive officer of the corporation. The president, in the absence of the chairman of the board, shall preside at all meetings of the stockholders and the board of directors. The president shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

Section 8. Vice Presidents. In the absence or disability of the president, or at the instruction of the board of directors or the president, any vice president may perform the duties and exercise the powers of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. A vice president shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 9. Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 10. Assistant Secretary. In the absence or disability of the secretary, or at the instruction of the board of directors or the secretary, any assistant secretary may perform the duties and exercise the powers of the secretary, and when so acting, shall have the powers of and be subject to all the restrictions upon the secretary. An assistant secretary shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 11. Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 12. Assistant Treasurer. In the absence or disability of the treasurer, or at the instruction of the board of directors or the treasurer, any assistant treasurer may perform the duties and exercise the powers of the treasurer and, when so acting, shall have the power of and be subject to all the restrictions upon the treasurer. An assistant treasurer shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 13. Delegation of Authority. The board of directors may from time to time delegate the powers or duties of any officer to any other officers and agents, notwithstanding any provision hereof.

Section 14. Execution of Instruments. All documents, instruments or writings of any nature shall be signed, executed, verified, acknowledged or delivered by such officer and officers or such agent or agents of the corporation and in such manner as the board of directors may from time to time determine.

Section 15. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the board of directors, the president or any officer of the corporation authorized by the president shall have the power to vote and otherwise act of behalf of the corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of the stockholders of any other corporation in which this corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V
INDEMNIFICATION

The corporation shall, to the fullest extent permitted by law, indemnify any and all officers and directors of the corporation, and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the board of directors, indemnify any and all other persons whom it shall have power to indemnify, from and against all expenses, liabilities or other matters arising out of their status of such or their acts, omissions or services rendered in such capacities. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or any employee or agent serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability in the manner and to the extent that it shall indemnify any director or officer under this

ARTICLE VI
CERTIFICATES OF STOCK

Section 1. Certificates of Stock. Every holder of stock in the corporation shall be entitled to a certificate or certificates representing such shares, which certificates shall be in such form as shall be determined by the board of directors. Such certificates shall be executed on behalf of the corporation by the president or a vice president, and the secretary or an assistant secretary, of the corporation and, if the corporation has a seal, shall be sealed with the seal of the corporation or a facsimile thereof. If the certificate is countersigned by a transfer agent or registrar, other than the corporation itself or an employee of the corporation, the signature of the president and secretary may be facsimile. Certificates bearing the signatures of individuals who were, at the time when such signature shall have been affixed, authorized to sign on behalf of the corporation, shall be validly executed notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such certificates or did not hold such offices at the date of delivery of such certificates.

No certificate shall be issued until the consideration therefor has been fully paid. Each certificate representing shares of the corporation shall state upon the face thereof the name of the corporation, that the corporation is organized under the laws of the State of Delaware, the name of the registered holder of the shares represented thereby, the number and class and the designation of the series, if any, which such certificate represents, and the par value of each share represented by such certificate or a statement that the shares are without par value.

Section 2. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 3. Registrar and Transfer Agent. The corporation shall keep, or cause to be kept, at its registered office or at such other location designated by the board of directors, a register or registers in which, subject to such reasonable regulations as the board of directors may prescribe, the registrar and transfer agent shall register the stock of the corporation and the transfers thereof. Except as otherwise provided by resolution of the board of directors, the registrar and transfer agent shall be the secretary of the corporation.

Section 4. Registration of Transfer and Exchange. Upon surrender for registration of transfer of any stock certificate with the registrar and transfer agent, the corporation shall execute, in the manner set forth in Section 1 of this Article, one or more new certificates of the same class and of a like aggregate monetary amount, and the registrar and transfer agent shall deliver the same in the name of and to the designated transferee or transferees.

At the option of the stockholder, certificates may be exchanged for other certificates of the same class and of a like aggregate monetary amount in any authorized denominations upon surrender of the certificates to be exchanged with the registrar and transfer agent. Upon such surrender, the corporation shall execute, in the manner set forth in Section 1 of this Article, and the registrar and transfer agent shall deliver the new certificate or certificates to the holder thereof.

Every certificate presented or surrendered for registration of transfer or exchange shall be accompanied (if so required by the board of directors or the registrar and transfer agent) by a written instrument or instruments of transfer, in form satisfactory to the board of directors or the registrar and transfer agent, duly executed by the registered stockholder or by such stockholder's duly authorized attorney in writing.

No service charge shall be made for any exchange or registration of transfer of certificates, but the corporation may, with respect to transactions not involving a transfer, require payment of a sum sufficient to cover any tax or other governmental charge in relation thereto.

Upon the order of the board of directors, certificates presented or surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of in accordance with standard procedures.

Section 5. Restriction on Transfer of Securities. During any time which the corporation issues any securities that are not registered under the Securities Act of 1933, as amended, the transfer of any such unregistered securities shall be restricted such that they may not be reoffered, sold, pledged, assigned, encumbered, transferred or otherwise disposed of, and the registrar and transfer agent shall not register any such sale or transfer thereof unless the corporation has received an opinion of counsel or other evidence satisfactory to the board of directors to the effect that the securities have been validly registered with all appropriate authorities or that the securities are or the transaction is exempt from registration thereunder. To the fullest extent permitted by law, any transfer or purported transfer of any unregistered security not made in accordance with these bylaws shall be null and void. The certificates shall bear appropriate legends evidencing the restrictions on transfer.

Section 6. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII
NOTICES

Section 1. Method. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such stockholder or director, at his/her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telephone, telefax, telegram, or notice may be personally delivered, and shall be deemed delivered when received.

Section 2. Waiver. Whenever notice is required to be given pursuant to statute, the certificate of incorporation or the bylaws, a waiver thereof in writing, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation.

ARTICLE VIII
GENERAL PROVISIONS

Section 1. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the board of directors or a committee thereof.

Section 2. Dividends. The board of directors may declare and the corporation may make distributions on its outstanding shares in cash, property or shares of the corporation in accordance with law and subject to the certificate of incorporation.

Section 3. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 4. Fiscal Year. The fiscal year of the corporation shall be, in the absence of a contrary resolution of the board of directors, the calendar year.

Section 5. Seal. The corporate seal shall have inscribed thereon whatever is required by law and any other information approved and adopted by the board of directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 6. Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the board of directors, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

ARTICLE IX
AMENDMENT AND CONSTRUCTION

Section 1. Amendment. These bylaws may be altered, amended or repealed or new bylaws may be adopted by a majority of the entire board of directors, at any meeting of the board of directors. The stockholders of the corporation shall have the power to adopt, amend or repeal any provisions of the bylaws only to the extent and in the manner provided in the certificate of incorporation of the corporation.

Section 2. Severability. If any term or other provision of these bylaws is held to be illegal, invalid or unenforceable by any rule of law or public policy, such term or provision shall be fully severable and these bylaws shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof, and all other provisions of these bylaws shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or unenforceable, there shall be added automatically as a part of these bylaws a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable. If any provision of these bylaws is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.